UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of the press release issued jointly by Aquila, Inc. and Great Plains Energy Incorporated on July 27, 2007.

AQUILA AND GREAT PLAINS ENERGY FILE FOR ANTITRUST

CLEARANCE ON PROPOSED TRANSACTION

KANSAS CITY, MO, July 27, 2007 – Aquila, Inc. (NYSE: ILA) and Great Plains Energy Incorporated (NYSE: GXP) today announced that they have filed notifications for antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. These filings relate to the previously announced agreement for Great Plains Energy to acquire all of the outstanding shares of Aquila in a stock-and-cash transaction.

The companies anticipate that the 30-day initial waiting period applicable to the proposed transaction under Hart-Scott-Rodino will expire at 11:59 p.m. on August 27, 2007, unless this period is terminated earlier or extended. The filing of Hart-Scott-Rodino notifications and the expiration of the applicable waiting period is required for each party to close the proposed transaction.

In April 2007, the companies filed the requisite state regulatory applications regarding the proposed transaction. In May, the companies filed a joint application that was subsequently amended in June with the Federal Energy Regulatory Commission (FERC) requesting approval for Great Plains Energy to acquire all of Aquila’s common stock With today’s filing of the Hart-Scott-Rodino notifications, the companies have now filed applications for all regulatory approvals and reviews required for the proposed acquisition.

The closing of the Great Plains acquisition is conditioned upon the completion of the sale of Aquila’s Colorado, Iowa, Kansas and Nebraska operations to Black Hills Corporation. Aquila and Black Hills have filed the requisite state and FERC applications with respect to the proposed asset sale, and expect to file Hart-Scott-Rodino antitrust notifications regarding this proposed sale in the future.

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Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila (when they are available) by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding the executive officers and directors of Aquila and their ownership of Aquila common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.